Exhibit 99.1

EQT and PSP complete acquisition of Radius Global Infrastructure

Radius begins next stage of growth as a private company

NEW YORK – September 21, 2023 – Radius Global Infrastructure, Inc. (“Radius”) (NASDAQ: RADI), a leading global aggregator of real property interests underlying wireless telecommunications cell sites and other digital infrastructure assets, announced the completion of its approximately $3.0 billion acquisition (the “Acquisition”) by the EQT Active Core Infrastructure Fund (“EQT Active Core Infrastructure” or “EQT”) and the Public Sector Pension Investment Board (“PSP Investments” or “PSP”).

Under the terms of the merger agreement, which was approved by Radius stockholders at a special meeting held on June 15, 2023, Radius stockholders will receive $15.00 in cash per share of Radius common stock (the “Merger Consideration”). As a result of the completion of the Acquisition, Radius is now privately held and its common stock has ceased trading on the NASDAQ.

“We are excited to begin this next chapter as a private company under EQT and PSP ownership,” said Bill Berkman, Co-Chairman and CEO of Radius. “This transaction is an exciting outcome for the company as well as our employees, customers, former shareholders, and the new ownership group. As the largest real property-focused digital infrastructure investment platform globally, we look forward to continuing to grow our portfolio both organically and inorganically and expanding our collaborative and constructive partnerships with our mobile network operator, tower company, and telco tenants around the world.”

“Our investment in Radius demonstrates our conviction that the company will continue to be a leading aggregator of critical digital infrastructure. This investment aligns directly with our thematic investment approach and our focus on partnering with best-in-class companies and management teams. We are excited to partner with the Radius team on this next stage of growth, as we capitalize on the growing global demand for data.” said Alex Greenbaum, Partner within EQT Active Core Infrastructure’s Advisory Team.

“The acquisition of Radius provides PSP Investments with an important opportunity to further increase its exposure to core, high-quality digital infrastructure assets benefiting from inflation passthrough mechanisms. We are excited to partner with EQT who brings valuable expertise to help this partnership reach its full potential and we look forward to working closely with the experienced management team at Radius as the company embarks on its next phase of growth,” said Patrick Samson, Senior Vice President and Global Head of Real Assets Investments at PSP.

Convertible Senior Notes

The Acquisition constitutes a “Fundamental Change” and a “Make-Whole Fundamental Change” under Radius’ 2.50% Convertible Senior Notes due 2026 (the “Notes”), as such terms are defined in the indenture governing the Notes (the “Indenture”). The effective date of such Fundamental Change and such Make-Whole Fundamental Change is September 21, 2023. Capitalized terms used in this section but not defined shall have the meanings ascribed to such terms in the Indenture.

The Fundamental Change Repurchase Date is October 20, 2023, and the Fundamental Change Repurchase Price is $1,002.43055554, per $1,000 principal amount, representing $1,000 principal amount plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The last date on which a Holder may exercise the repurchase right pursuant to the Indenture’s Article 15 will be 5:00 p.m. New York City time on October 19, 2023.

To exercise this repurchase right, each Holder must follow the procedures set forth in Section 15.02 of the Indenture, which include, but are not limited to, compliance with the Depositary’s procedures for surrendering interests in Global Notes.

Holders are also entitled to convert their Notes at any time until October 20, 2023. Conversions will be made at a Conversion Rate equal to 44.2087 units of Reference Property per $1,000 principal amount. The dollar value of each unit of Reference Property shall be $15.00, an amount equal to the Merger Consideration.

The Notes with respect to which a Holder has delivered a Fundamental Change Repurchase Notice may be converted only if the Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of the Indenture. For the avoidance of doubt, such withdrawal must occur by 5:00 p.m. New York City time on October 19, 2023. If you exercise your right to convert the Notes prior to 5:00 p.m. New York City Time on October 20, 2023, you will receive $633.13 cash per $1,000 principal amount of Notes.

The name and address of the Conversion and Paying Agent if you choose to convert your Notes or exercise the repurchase right described herein is:

U.S. Bank Global Corporate Trust Services

111 Fillmore Ave, St. Paul, MN 55107

Corporate Trust Support & Operations

EP-MN-WS1P

cts.specfinance@usbank.com

Advisors

Citi served as lead financial advisor, Goldman Sachs & Co. LLC served as financial advisor and Cravath, Swaine & Moore LLP served as legal advisor to Radius. Barclays served as financial advisor and Morris, Nichols, Arsht & Tunnel LLP served as legal advisor to the Transaction Committee of the Board of Directors of Radius.

Morgan Stanley & Co. LLC and Simpson Thacher & Bartlett LLP served as financial and legal advisors, respectively, to EQT Active Core Infrastructure. Evercore and Weil, Gotshal & Manges LLP served as financial and legal advisors, respectively, to PSP.

About Radius

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services. As of June 30, 2023, Radius had interests in the revenue streams of approximately 9,662 assets that were situated on approximately 7,412 different communications sites located throughout the United States and 20 other countries. Annualized contractual revenue from the rents expected to be collected on the leases in-place at that time from the assets was approximately $176.7 million.

About EQT

EQT is a purpose-driven global investment organization with EUR 224 billion in total assets under management (EUR 126 billion in fee-paying assets under management) within two business segments – Private Capital and Real Assets. EQT owns portfolio companies and assets in Europe, Asia-Pacific and the Americas and supports them in achieving sustainable growth, operational excellence and market leadership.

For more information, please visit www.eqtgroup.com.

About PSP Investments

The Public Sector Pension Investment Board (PSP Investments) is one of Canada’s largest pension investment managers with $243.7 billion of net assets under management as of March 31, 2023. It manages a diversified global portfolio composed of investments in capital markets, private equity, real estate, infrastructure, natural resources and credit investments. Established in 1999, PSP Investments manages and invests amounts transferred to it by the Government of Canada for the pension plans of the federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Reserve Force. Headquartered in Ottawa, PSP Investments has its principal business office in Montréal and offices in New York, London and Hong Kong.

For more information, please visit www.investpsp.com.

Forward-Looking Statements and Disclaimers

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, plans and objectives, macroeconomic conditions and our transaction with certain affiliates of EQT and PSP. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may,” “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on current beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, liquidity and our transaction with certain affiliates of EQT and PSP. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from expected results are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations, including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our subsequent filings under the Exchange Act.